Exhibit 99.1

Ackrell SPAC Partners I Co. Announces Termination of Business Combination Agreement by North Atlantic Imports, LLC d/b/a Blackstone Products, and Resulting Trust Liquidation

New York, NY, Aug. 31, 2022 (GLOBE NEWSWIRE) -- Ackrell SPAC Partners I Co. (NASDAQ: ACKIU) (the “Company”), a special purpose acquisition company, announced today that, on August 27, 2022, the Company received a notice from North Atlantic Imports, LLC (“NAI”) purporting to unilaterally terminate the Business Combination Agreement dated as of December 22, 2021 by and between the Company, NAI, Ackrell Merger Sub Inc., Roger Dahle, and North Atlantic Imports, Inc. (the “BCA”).

As previously reported in the Company’s Current Report on Form 8-K filed on August 25, 2022, NAI had declined to loan the Company the $200,000 requested pursuant to the Company’s promissory note dated June 21, 2022 issued to NAI, in the principal amount of up to $600,000 (the “NAI Promissory Note”).  Prior to the close of business today, August 31, the Company had not received under the NAI Promissory Note, nor secured from any other party, the $200,000 required to be deposited by today into the trust account (the “Trust Account”) by the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Company Charter”), to extend the date by which it must consummate an initial business combination (the “Termination Date”) to beyond August 23, 2022.

Under the Company Charter, if the Company does not consummate an initial business combination by the Termination Date, the Company is required to (i) immediately commence a wind down of operations,  (ii) as soon as practical liquidate the Trust Account and redeem all of the outstanding subunits that were included in the units issued in its initial public offering (the “Public Subunits”), and (iii) fulfill its duties to any creditors.

Therefore, as of the close of business on August 31, 2022, the Public Subunits will be deemed cancelled and will represent only the right to receive the redemption amount.

In order to provide for the disbursement of funds from the Trust Account, the Company has instructed the trustee of the Trust Account to take all necessary actions to immediately liquidate the Trust Account. The proceeds of the Trust Account will be held in a non-interest-bearing account while awaiting disbursement to the holders of the Public Subunits. Beneficial owners of Public Subunits will not need to take any action in order to receive the redemption amount. The redemption of the Public Subunits is expected to be completed within ten business days. It is anticipated that the Public Subunits will be redeemed at a per-subunit redemption price of approximately $10.38 (which is net of taxes payable).

The Company’s initial stockholders, including Ackrell SPAC Sponsors I LLC, the sponsor of the Company, and EarlyBird Capital Inc., the underwriter for the Company’s initial public offering (“IPO”), and their affiliates have waived their redemption rights with respect to their outstanding common stock issued prior to the Company’s IPO.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

About Ackrell SPAC Partners I Co.

Ackrell SPAC Partners I Co. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Cautionary Note Regarding Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering and other reports filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Ackrell SPAC Partners I Co.

(650) 560-4753

Info@ackrellspac.com